UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2009

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

UIL Holdings Corporation (the Registrant) has completed its equity offering, including the underwriters' exercise of the over-allotment, as previously reported on Form 8-K on May 29, 2009.  Taking into account the proceeds from such offering, The United Illuminating Company (UI), the Registrant's wholly-owned public service company, has revised its estimated capital expenditure program for 2009 and 2010 as follows:

Projected Capital Expenditures
	2009			2010
Distribution	$ 90.0	-	$ 95.0	$ 135.0	-	$ 145.0
Transmission	28.0	-	33.0	48.0	-	53.0
Total UI (1)	$ 120.0	-	$ 125.0	$ 185.0	-	$ 195.0

(1) Projections are not intended to be additive to derive total expenditures

On May 18, 2009, UIL had previously disclosed total UI capital expenditures of $106 million for 2009 and $180 million for 2010 on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 06/15/09	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer